Exhibit 1.1

STONEMOR PARTNERS L.P.

Common Units Representing Limited Partner Interests

At-the-Market Issuance Sales Agreement

November 19, 2015

FBR Capital Markets & Co.

1300 North 17th Street

Suite 1400

Arlington, Virginia 22209

MLV & Co. LLC

1301 Avenue of the Americas

43rd Floor

New York, New York 10019

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

Ladies and Gentlemen:

STONEMOR PARTNERS, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with FBR Capital Markets & Co., MLV & Co. LLC and Janney Montgomery Scott LLC (each, an “Agent” and collectively, the “Agents”), with respect to the issuance and sale from time to time by the Partnership, in the manner and subject to the terms and conditions described in this Agreement, of up to $100,000,000 of the Partnership’s common units (the “Placement Units”) representing limited partner interests in the Partnership (the “Common Units”).

The Partnership conducts its operations through StoneMor Operating LLC, a Delaware limited liability company (the “Operating Company”). StoneMor GP LLC, a Delaware limited liability company, is the general partner of the Partnership (the “General Partner”). The entities listed on Schedule 4 hereto are referred to collectively as the “Operating Subsidiaries” and individually, as an “Operating Subsidiary.” The Operating Subsidiaries identified as limited liability companies on Schedule 4 are referred to collectively as the “Operating LLCs.” The Operating Subsidiaries identified as corporations on Schedule 4 are referred to collectively as the “Operating Corporations.” The non-profit cemeteries identified on Schedule 5 hereto are managed by certain Operating Subsidiaries. The Partnership, the Operating Company and the Operating Subsidiaries are referred to collectively as the “Partnership Parties.” The General Partner, the Partnership and the Operating Company are referred to herein collectively as the “StoneMor Parties.” The StoneMor Parties and the Operating Subsidiaries are referred to collectively as the “Partnership Entities.”

The General Partner Operating Agreement, the Partnership Agreement, the Operating Company Operating Agreement, the Operating LLCs Charter Documents and the Operating

Corporations Charter Documents (in each case as defined below), as the same may be amended or restated at or prior to the Applicable Time (as defined below), are herein collectively referred to as the “Charter Documents.”

The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-192670) (the “Registration Statement”) for the registration of the Placement Units and other securities of the Partnership under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”). As used herein, “Registration Statement” means, at any given time, such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agents, including (1) all documents filed as a part thereof or incorporated, or deemed to be incorporated, by reference therein as of such time and (2) any information contained or incorporated by reference in a prospectus relating to the offering of the Placement Units filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement as of such time. “Basic Prospectus” means, at any given time, the prospectus dated December 16, 2013, filed as part of the Registration Statement, including the documents incorporated by reference therein as of such time; “Prospectus Supplement” means the most recent prospectus supplement relating to the offering of the Placement Units, to be filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second business day after the date of its first use in connection with a public offering or sale of Placement Units pursuant hereto (or such earlier time as may be required under the Securities Act), in the form furnished by the Partnership to the Agents in connection with the offering of the Placement Units; and “Prospectus” means the Prospectus Supplement (and any additional prospectus supplement prepared in accordance with the provisions of Section 7(c) of this Agreement and filed in accordance with the provisions of Rule 424(b)) together with the Basic Prospectus attached to or used with the Prospectus Supplement. Any reference herein to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless otherwise stated, be deemed to refer to and include the documents, if any, incorporated, or deemed to be incorporated, by reference therein (the “Incorporated Documents”). Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall, unless stated otherwise, be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement or the date of the Basic Prospectus, the Prospectus Supplement, the Prospectus or such Permitted Free Writing Prospectus, as the case may be, and deemed to be incorporated therein by reference

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the requirements of the Securities Act and the rules and regulations of the Commission thereunder, as amended (the “Securities Act

Regulations”) to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Exchange Act, which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1. Issuance and Sale of Units. The Partnership agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agents, the Placement Units; provided however, that in no event shall the Partnership issue or sell through the Agents such number or dollar amount of Placement Units that (a) would cause the Partnership or the offering of the Placement Units to fail to satisfy the eligibility and transaction requirements for use of Form S-3 (including, if applicable, Instruction I.B.6 thereof), (b) exceeds the number or dollar amount of Placement Units registered on the effective Registration Statement pursuant to which the offering is being made, or (c) exceeds the number or dollar amount of Placement Units for which the Partnership has filed a Prospectus Supplement (as defined below) (the lesser of (a), (b) and (c), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 on the number or dollar amount of Placement Units issued and sold under this Agreement shall be the sole responsibility of the Partnership and that the Agents shall have no obligation in connection with such compliance. The issuance and sale of Placement Units through the Agents will be effected pursuant to the Registration Statement, although nothing in this Agreement shall be construed as requiring the Partnership to use the Registration Statement to issue any Placement Units.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include the most recent copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Application system when used by the Commission (collectively, “EDGAR”).

2. Placements.

(i) Each time that the Partnership wishes to issue and sell Placement Units hereunder (each, a “Placement”), it will notify the Agents by email notice (or other method mutually agreed to in writing by the Parties) of the number of Placement Units to be sold, the time period during which sales are requested to be made, any limitation on the number of Placement Units that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), the form of which is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Partnership set forth on Schedule 3 (with a copy to each of the other individuals from the Partnership listed on such schedule), and shall be addressed to each of the individuals from the applicable Agent set forth on Schedule 3, as such Schedule 3 may be amended from time to time. Provided that the Partnership is otherwise in compliance with the terms of this Agreement, the Placement Notice shall be effective immediately upon receipt by the applicable Agent unless and until (i) such Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Units thereunder has been sold, (iii) the Partnership suspends or terminates the Placement Notice or (iv) this Agreement has been terminated under the provisions of Section 13. The amount of any discount, commission or other compensation to be paid by the Partnership to the Agents in connection with the sale of the Placement Units shall be calculated in accordance with the terms set forth in Schedule 2. It is expressly acknowledged and agreed that neither the Partnership nor any Agent will have any obligation whatsoever with respect to a Placement or any Placement Units unless and until the Partnership delivers a Placement Notice to an Agent and such Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of Section 2, 3 and 4 of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control. For the avoidance of doubt, the Partnership may not submit instructions to sell Placement Units to more than one Agent on any single trading day.

(ii) During the term of this Agreement, none of the Agents nor any of their affiliates or subsidiaries shall engage in (A) any short sale of any security of the Partnership or (B) any sale of any security of the Partnership that such Agent does not own or any sale that is consummated by the delivery of a security of the Partnership borrowed by, or for the account of such Agent. None of the Agents nor any of their affiliates or subsidiaries shall engage in any proprietary trading or trading for such Agent’s (or its affiliates’ or subsidiaries’) own account.

3. Sale of Placement Units by Agents. Subject to the terms and conditions of this Agreement, for the period specified in a Placement Notice, the applicable Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of New York Stock Exchange (the “Exchange”), to sell the Placement Units up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The applicable Agent will provide written confirmation to the Partnership no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Units hereunder setting forth the number of Placement Units sold on such day, the compensation payable by the Partnership to such Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Partnership, with an itemization of the deductions made by such Agent (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of a Placement Notice, an Agent may sell Placement Units by any method permitted by law deemed to be an “at-the-market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Units or to or through a market maker. Subject to the terms of a Placement Notice, an Agent may also sell Placement Units by any other method permitted by law, including but not limited to negotiated transactions, with the Partnership’s consent. “Trading Day” means any day on which Common Units is purchased and sold on the Exchange.

4. Suspension of Sales. The Partnership or the applicable Agents may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 3, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Schedule 3), suspend any sale of Placement Units; provided, however, that such suspension shall not affect or impair any party’s obligations with respect to any Placement Units sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against any other party unless it is made to one of the individuals named on Schedule 3 hereto, as such Schedule may be amended from time to time.

5. Sale and Delivery to Agents; Settlement.

a. Sale of Placement Units. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the applicable Agent’s acceptance of the terms of a Placement Notice, and unless the sale of the Placement Units described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the applicable Agent, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Units up to the amount specified in, and otherwise in accordance with the terms of, such Placement Notice. The Partnership acknowledges and agrees that (i) there can be no assurance that the Agents will be successful in selling Placement Units, (ii) no Agent will incur any liability or obligation to the Partnership or any other person or entity if it does not sell Placement Units for any reason other than a failure by such Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Units as required under this Agreement and (iii) no Agent shall be under any obligation to purchase Placement Units on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent and the Partnership.

b. Settlement of Placement Units. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Units will occur on the third (3rd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Partnership on a Settlement Date against receipt of the Placement Units sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the applicable Agent, after deduction for (i) such Agent’s commission, discount or other compensation for such sales payable by the Partnership pursuant to Section 2 hereof, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

c. Delivery of Placement Units. On or before each Settlement Date, the Partnership will, or will cause its transfer agent to, electronically transfer the Placement Units being sold by crediting the applicable Agent’s or its designee’s account (provided that such Agent shall have given the Partnership written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered units in good deliverable form. On each Settlement Date, the applicable Agent will deliver the related Net Proceeds in same day funds to an account designated by the Partnership on, or prior to, the Settlement Date. The Partnership agrees that if the Partnership, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Units on a Settlement Date through no fault of any Agent, then in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the applicable Agent harmless against any loss, claim, damage, or reasonable, documented expense (including reasonable and documented legal fees and expenses), as incurred, arising out of or in connection with such default by the Partnership or its transfer agent (if applicable) and (ii) pay to such Agent (without duplication) any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

d. Limitations on Offering Size. Under no circumstances shall the Partnership cause or request the offer or sale of any Placement Units if, after giving effect to the sale of such Placement Units, the aggregate number of Placement Units sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Placement Units under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the General Partner’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents in writing. Under no circumstances shall the Partnership cause or request the offer or sale of any Placement Units pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the General Partner’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agents in writing. Further, under no circumstances shall the Partnership cause or permit the aggregate offering amount of Placement Units sold pursuant to this Agreement to exceed the Maximum Amount.

6. Representations and Warranties of the StoneMor Parties. The StoneMor Parties, jointly and severally, represent and warrant to the Agents as of the date hereof, as of each Applicable Time and as of each Representation Date (as defined below), unless such representation, warranty or agreement specifies a different date or time, and agree with each Agent, as follows:

a. Compliance with Registration Requirements. The Partnership meets the registrant requirements for the use of Form S-3 to register under the Securities Act the offer and sale of the Placement Units as described in the Prospectus. No other document with respect to the Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the Securities Act Regulations previously approved by the Agents). The Registration Statement has become effective under the Securities Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Partnership, are contemplated by the Commission, and any request on the part of the Commission for supplemental information pursuant to Rule 418 under the Securities Act has been complied with.

As of the date of this Agreement and as of any other applicable effective date of the Registration Statement and any post-effective amendments thereto, and at each Applicable Time, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was or will be issued and at each Applicable Time included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

b. Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, as amended.

c. Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act and the Securities Act Regulations during the periods covered by the financial statements on which they reported.

d. Financial Statements. The historical financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial condition, results of operations and cash flows of the Partnership and its consolidated subsidiaries or the entities or the assets purported to be shown thereby on the basis stated therein at the dates indicated and the statement of operations, partners’ equity and statement of cash flows of the Partnership and its consolidated subsidiaries or of the entities or assets purported to be shown thereby for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The summary financial information included in the Prospectus is accurately presented in all material respects and prepared on a basis consistent with that of the audited financial statements from which it has been derived.

e. Formation and Qualification of the Partnership. The Partnership (A) has been duly organized and is validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (B) has all limited partnership power and authority necessary to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement, in each case in clause (B) in all material respects as described in the Registration Statement and the Prospectus; and the Partnership is duly qualified as a foreign limited partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not have, individually or in the aggregate, a material adverse change on the consolidated financial position, partners’

equity, results of operations, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or subject the limited partners of the Partnership to any material liability.

f. Formation and Qualification of the General Partner and the Operating Company. Each of the General Partner and the Operating Company (A) has been duly organized and is validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act (the “Delaware LLC Act”) and (B) has all limited liability company power and authority necessary to own, lease and operate its properties and to conduct its business and to enter into and perform its obligations under this Agreement, in each case in clause (B) in all material respects as described in the Registration Statement and the Prospectus; the General Partner has all necessary limited liability company power and authority to act as the general partner of the Partnership, as described in the Registration Statement and the Prospectus, and each of the General Partner and the Operating Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result, individually or in the aggregate, in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability.

g. Formation and Qualification of the Operating Corporations. Each of the Operating Corporations (A) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, and (B) has all corporate power and authority necessary to own, lease and operate its properties and to conduct its business, in each case in clause (B) in all material respects as described in the Registration Statement and the Prospectus; each of the Operating Corporations is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, which jurisdictions are listed opposite each such Operating Corporation on Schedule 4, except where the failure so to qualify or to be in good standing would not result, individually or in the aggregate, in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability.

h. Formation and Qualification of the Operating LLCs. Each of the Operating LLCs (A) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its formation, and (B) has all limited liability company power and authority necessary to own, lease and operate its properties and to conduct its business, in each case in clause (B) in all material respects as described in the Registration Statement and the Prospectus; each of the Operating LLCs is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, which jurisdictions are listed opposite each such Operating LLC on Schedule 4, except where the failure so to qualify or to be in good standing would not result, individually or in the aggregate, in a Material Adverse Effect or subject the limited partners of the Partnership to any material liability.

i. Ownership of the General Partner Interest in the Partnership. As of the date of hereof, the General Partner has a 1.24% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the partnership agreement of the Partnership (as amended through the date hereof and as the same may be amended or restated at or prior to each Applicable Time, the “Partnership Agreement”); and the General Partner owns such general partner interest free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except restrictions on transferability as described in the Partnership Agreement, the Registration Statement and the Prospectus).

j. Ownership of the General Partner. StoneMor GP Holdings LLC, a Delaware limited liability company (“GP Holdings LLC”), is the sole member of the General Partner and owns 100% of the outstanding membership interests in the General Partner; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of the General Partner (as amended through the date hereof and as the same may be amended or restated at or prior to each Applicable Time, the “General Partner Operating Agreement”) and are fully paid (to the extent required under the General Partner Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-303, 18-607 or 18-804 of the Delaware LLC Act); and GP Holdings LLC owns such membership interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except for restrictions on transferability as described in the Registration Statement and the Prospectus or the General Partner Operating Agreement).

k. Partnership Interests Outstanding. As of the date hereof, the issued and outstanding limited partner interests of the Partnership consist of 31,831,115 Common Units and the Incentive Distribution Rights (as defined in the Partnership Agreement), and the General Partner owns all of the Incentive Distribution Rights; and all of such issued and outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement, and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act and the matters described in the Prospectus under the captions “Description of Common Units–Limited Liability” and “Risk Factors—Risk Factors Related to an Investment in Us—You may be required to repay distributions you have received from us.”); and the General Partner owns the Incentive Distribution Rights, free and clear of all liens, encumbrances, security interests, charges or claims (except as described in the Registration Statement and the Prospectus).

l. Valid Issuance of the Units. At each Applicable Time, the Placement Units to be sold by the Partnership and the limited partner interests represented thereby will be duly and validly authorized by the Partnership Agreement and when issued and delivered against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

m. Ownership of the Operating Company. The Partnership is the sole member of the Operating Company with a 100% membership interest in the Operating Company; such membership interest is duly authorized and validly issued in accordance with the limited liability company agreement of the Operating Company (as the same may be amended or restated at or prior to each Applicable Time, the “Operating Company Operating Agreement”) and is fully paid (to the extent required under the Operating Company Operating Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-303, 18-607 or 18-804 of the Delaware LLC Act and matters described in the Prospectus under the caption “Description of the Common Units—Limited Liability”; Risk Factors—Risk Factors Related to an Investment in Us—You may be required to repay distributions you have received from us.”); and the Partnership owns such membership interest free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except as described in the Registration Statement and the Prospectus or liens created pursuant to the Fourth Amended and Restated Credit Agreement dated December 19, 2014 (as amended through the date hereof, the “Credit Facility”)).

n. Ownership of the Operating Corporations. The Operating Company directly or indirectly owns 100% of the outstanding capital stock of each Operating Corporation, provided that the non-profit cemeteries identified on Schedule 5 do not have any owners; all such stock is duly authorized and validly issued in accordance with the certificate or articles of incorporation and bylaws of each Operating Corporation (collectively, the “Operating Corporations Charter Documents” and, as to each individual Operating Corporation, the “Operating Corporation Charter Documents”) and are fully paid (to the extent required under the applicable Operating Corporation Charter Document) and nonassessable; and the owners own all such stock free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except as described in the Registration Statement and the Prospectus or liens created pursuant to the Credit Facility).

o. Ownership of the Operating LLCs. The Operating Company directly or indirectly owns 100% of the outstanding membership interests of each Operating LLC, provided that the non-profit cemeteries identified on Schedule 5 do not have any owners; all such membership interests are duly authorized and validly issued in accordance with the certificate of formation and limited liability company agreement of each Operating LLC (collectively, the “Operating LLCs Charter Documents” and, as to each individual Operating LLC, the “Operating LLC Charter Document”) and are fully paid (to the extent required under the applicable Operating LLC Charter Document) and nonassessable (except as such nonassessability may be affected by the limited liability company laws applicable to such Operating LLC); and the owners own all such membership interests free and clear of all liens, encumbrances, security interests, equities, charges and other claims (except as described in the Registration Statement and the Prospectus or liens created pursuant to the Credit Facility).

p. No Other Subsidiaries. Other than its ownership of its general partner interest in the Partnership and the Incentive Distribution Rights and except as described in the Registration Statement and the Prospectus, the General Partner does not own, and at each Applicable Time will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than (i) the Partnership’s ownership of a 100% membership interest in the Operating Company and (ii) the Operating Company’s 100% direct or indirect ownership of the outstanding capital stock or limited liability company interest in each Operating Subsidiary except as set forth on Schedule 4, neither the Partnership nor the Operating Company owns, and at each Applicable Time, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

q. No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement and the Prospectus or the Charter Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of any of the Partnership Entities; and any such preemptive rights exercisable in connection with the offering or sale of the Placement Units have been waived. Neither the filing of the Registration Statement nor the offering or sale of the Placement Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities other than as provided in the Registration Statement and the Prospectus or the Partnership Agreement and as have been either complied with or waived. Except as described in the Registration Statement and the Prospectus, there are no outstanding options or warrants to purchase (A) any Common Units or other interests in the Partnership, (B) any membership interests in the General Partner or the Operating Company or (C) any shares of stock or membership interests, as applicable, in any Operating Subsidiary.

r. Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver those Placement Units to be issued, sold and delivered by the Partnership, in accordance with and upon the terms and conditions set forth in this Agreement in accordance with and upon the terms and conditions set forth in the Partnership Agreement. At the each Applicable Time, all corporate, partnership and limited liability company actions, as the case may be, required to be taken by the Partnership Entities or any of their securityholders, members or partners for the authorization, issuance, sale and delivery of the Placement Units and the consummation of the transactions contemplated by this Agreement have been validly taken.

s. Authorization, Execution and Delivery of Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the StoneMor Parties.

t. Enforceability of Other Agreements. At or before each Applicable Time:

(A) the General Partner Operating Agreement has been duly authorized, executed and delivered by GP Holdings LLC, and is a valid and legally binding agreement of GP Holdings LLC, enforceable against GP Holdings LLC in accordance with its terms;

(B) the Partnership Agreement has been duly authorized, executed and delivered by the General Partner and the other parties thereto and is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms; and

(C) the Operating Company Operating Agreement has been duly authorized, executed and delivered by the Partnership and is a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

provided that, with respect to each agreement described in this Section 6(u), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

u. No Conflicts. None of the offering, issuance and sale by the Partnership of the Placement Units to be issued and sold by the Partnership, the execution, delivery and performance of this Agreement by the StoneMor Parties that are parties hereto, the consummation of the transactions contemplated hereby, and the use of proceeds from the sale of the Placement Units as described in the Prospectus under the caption “Use of Proceeds” (i) conflicts or will conflict with or constitutes or will constitute a violation of the agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation, certificate of limited partnership or certificate of formation or bylaws or other organizational documents of any of the Partnership Entities, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation generally applicable to the operation of cemeteries and funeral homes or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is or was a party, or (iv) results or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of any of the Partnership Entities (other than as described in the Registration Statement and the Prospectus or liens created pursuant to the Credit Facility), which conflicts, breaches, violations, defaults or liens, in the case of clauses (ii), (iii) or (iv), would have, individually or in the aggregate, a Material Adverse Effect.

v. No Consents. Except (i) for the registration of the issuance or resale, as applicable, of the Placement Units under the Securities Act, (ii) for such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act and applicable state securities laws in connection with the purchase and distribution of the Placement Units by the Agents, (iii) for such consents that have been, or prior to each Applicable Time will be, obtained, (iv) for such consents that, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Partnership Entities to consummate the transactions contemplated by this Agreement, and (v) as disclosed in the Registration Statement and the Prospectus, no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Placement Units or in connection with the execution, delivery and performance of this Agreement by the StoneMor Parties or the consummation of the transactions contemplated hereby.

w. No Default. None of the Partnership Entities (i) is in violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation, certificate of limited partnership or certificate of formation, or bylaws or other organizational documents, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation generally applicable to the operation of cemeteries and funeral homes or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over it, which default or violation in the case of clause (ii) or (iii), would, if continued, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities to perform their obligations under this Agreement. To the knowledge of the StoneMor Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which default would, if continued, have a Material Adverse Effect.

x. Conformity to Description of Units. The Placement Units, when issued and delivered in accordance with the terms of the Partnership Agreement against payment therefor as provided herein, will conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

y. No Material Adverse Change. No Partnership Entity has sustained, since the date of the latest audited financial statements included or incorporated by reference in each of the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order, investigation or decree, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus; and, since such date, there has not been any material change in the capitalization or long-term debt of any Partnership Entity or any material adverse change, or any development involving, or which may reasonably be expected to involve, singly or in the aggregate, a prospective material adverse change in or affecting the general affairs, management, consolidated financial position, stockholders’ equity, partners’ equity, members’ equity, results of operations, business or prospects of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus. Since the date of the latest audited financial statements included or incorporated by reference in each of the Registration Statement and the Prospectus, none of the Partnership Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions, not in the ordinary course of business, that, singly or in the aggregate, is material to the Partnership Entities, taken as a whole otherwise than as set forth or contemplated in the Registration Statement and the Prospectus.

z. No Labor Dispute. Except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of any Partnership Entity exists or, to the knowledge of each StoneMor Party, is imminent or threatened that is reasonably likely to result in a Material Adverse Effect.

aa. Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the StoneMor Parties, threatened against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus and are not described as required, which would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated in this Agreement; and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits that have not been described or filed as required.

bb. Market Stabilization. None of the Partnership Entities, or to the knowledge of the StoneMor Parties, any of their affiliates, has taken, nor will any of the Partnership Entities or, to the knowledge of the StoneMor Parties, any of their affiliates will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Placement Units.

cc. Permits. Each of the Partnership Entities has, or at each Applicable Time will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect; except as set forth in the Prospectus, each of the Partnership Entities has, or at each Applicable Time will have, fulfilled and performed all its material obligations with respect to such permits which are or will be due to have been fulfilled and performed by such date and no event has occurred that would prevent the permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such permit, except for such non-renewals, non-issues, revocations, terminations and impairments that would not, individually or in the aggregate, have a Material Adverse Effect; and, except as described in the Registration Statement and the Prospectus, none of such permits contains, or at each Applicable Time will contain, any restriction that is materially burdensome to the Partnership Entities considered as a whole.

dd. Title to Properties. At each Applicable Time, the Operating Company and the Operating Subsidiaries will have good and marketable title to all real property and good title to all personal property described in the Registration Statement and the Prospectus to be owned by the Operating Company and the Operating Subsidiaries, in each case free and clear of all liens, claims, security interests and other encumbrances except (i) as described, and subject to the limitations contained, in the Registration Statement and the Prospectus, (ii) that arise under the Credit Facility and (iii) as do not materially affect the value of all such properties taken as a whole and do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Operating Company and the Operating Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Registration Statement and the Prospectus and are proposed to be used in the future as described in the Registration Statement and the Prospectus.

ee. Investment Company. None of the Partnership Entities is now, and after the sale of the Placement Units to be sold by the Partnership hereunder and the application of the Net Proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds” will be an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

ff. Environmental Compliance. At each Applicable Time, the Partnership Entities (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below (“Environmental Laws”), (ii) have received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) do not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

gg. Accounting Controls. The Partnership and its consolidated subsidiaries maintain a system of “internal control over financial reporting” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act). Except as described in the Registration Statement and the Prospectus, since the end of the Partnership’s most recent audited fiscal year, there has been (I) no material weakness in the Partnership’s internal control over financial reporting (whether or not remediated) and (II) no change in the Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Partnership’s internal control over financial reporting.

hh. Disclosure Controls. The Partnership and its consolidated subsidiaries employ “disclosure controls and procedures” (as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Partnership’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

ii. Compliance with the Sarbanes-Oxley Act. The Partnership Parties and, to the knowledge of the General Partner and the Partnership, the General Partner’s directors and executive officers in their capacity as such are each in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith.

jj. Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, officers, securityholders, customers or suppliers of any Partnership Entity on the other hand that is required to be described in the Registration Statement and the Prospectus and is not so disclosed. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or other indebtedness by any Partnership Entity to or for the benefit of any of the officers or directors of any Partnership Entity or their respective family members.

kk. Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Securities Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Units.

ll. Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state and local income and franchise tax returns required to be filed through the date of this Agreement, which returns are correct and complete in all material respects, and has timely paid all taxes due thereon, other than those (i) that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles or (ii) that, if not paid, would not have a Material Adverse Effect.

mm. Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks and in such amounts as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions), and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Applicable Time.

nn. Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects.

oo. Foreign Corrupt Practices Act, Etc. No Partnership Entity, nor to the knowledge of the Partnership any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of any Partnership Entity, has used any partnership, limited liability company or corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from partnership, limited liability company or corporate funds; violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

pp. Money Laundering Laws. The operations of the Partnership are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership with respect to the Money Laundering Laws is pending or, to the best knowledge of the General Partner and the Partnership, threatened.

qq. OFAC. Neither the Partnership nor, to the knowledge of the Partnership, any director, officer, agent, employee, affiliate or person acting on behalf of the Partnership is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

rr. Adequacy of Books and Records. Each Partnership Party makes and keeps accurate books and records in all material respects.

ss. XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement fairly presents in all material respects the information called for and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto in all material respects.

tt. Accuracy of Disclosure. The statements in the Prospectus under the captions “U.S. Federal Income Tax Considerations” and “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects.

uu. Officer’s Certificates. Any certificate signed by any officer of the General Partner on behalf of the Partnership delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Partnership to each Agent as to the matters covered thereby.

7. Covenants of the Partnership. The Partnership covenants and agrees with each Agent that:

a. Registration Statement Amendments. After the date of this Agreement and during any period in which a prospectus relating to any Placement Units is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) (the “Prospectus Delivery Period”) (i) the Partnership will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference or amendments not related to any Placement, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus related to the Placement or for additional information related to the Placement, (ii) the Partnership will prepare and file with the Commission, promptly upon an Agent’s request, any amendments or supplements to the Registration Statement or Prospectus that, in such Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Units by such Agent (provided, however, that the failure of an Agent to make such request shall not relieve the Partnership of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Partnership in this Agreement and provided, further, that the only remedy the Agents shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Partnership will not file any amendment or supplement to the Registration Statement or Prospectus relating to the Placement Units unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents have not reasonably objected thereto (provided, however, that (A) the failure of the Agents to make such objection shall not relieve the Partnership of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Partnership in this Agreement and (B) the Partnership has no obligation to provide the Agents any advance copy of such filing or to provide the Agents an opportunity to object to such filing if the filing does not name the Agents or does not relate to the transaction herein provided; and provided, further, that the only remedy the Agents shall have with respect to the failure by the Partnership to provide the Agents with such copy shall be to cease making sales under this Agreement) and the Partnership will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Partnership will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed (the determination to file or not file any amendment or supplement with the Commission under this Section 7(a), based on the Partnership’s reasonable opinion or reasonable objections, shall be made exclusively by the Partnership).

b. Notice of Commission Stop Orders. The Partnership will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Placement Units for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. The Partnership will advise the Agents promptly after it receives any request by the

Commission for any amendments to the Registration Statement or any amendment or supplements to the Prospectus or any Issuer Free Writing Prospectus or for additional information related to the offering of the Placement Units or for additional information related to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus.

c. Delivery of Prospectus; Subsequent Changes. During the Prospectus Delivery Period, the Partnership will file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Partnership with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If the Partnership has omitted any information from the Registration Statement pursuant to Rule 430A under the Securities Act, it will use its commercially reasonable efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Agents promptly of all such filings. If during the Prospectus Delivery Period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such Prospectus Delivery Period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Partnership will promptly notify the Agents to suspend the offering of Placement Units during such period and the Partnership will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Partnership) so as to correct such statement or omission or effect such compliance; provided, however, that the Partnership may delay the filing of any amendment or supplement, if in the judgment of the Partnership, it is in the best interest of the Partnership.

d. Listing of Placement Units. During the Prospectus Delivery Period, the Partnership will use its commercially reasonable efforts to cause the Placement Units to be listed on the Exchange and to qualify the Placement Units for sale under the securities laws of such jurisdictions in the United States as the Agents reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Placement Units; provided, however, that the Partnership shall not be required in connection therewith to qualify as a foreign corporation or dealer in securities or file a general consent to service of process in any jurisdiction.

e. Delivery of Registration Statement and Prospectus. The Partnership will furnish to the Agents and their counsel (at the reasonable expense of the Partnership) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the Prospectus Delivery Period (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Agents may from time to time reasonably request and, at the Agents’ request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Units may be made; provided, however, that the Partnership shall not be required to furnish any document (other than the Prospectus) to the Agents to the extent such document is available on EDGAR.

f. Earnings Statement. The Partnership will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Partnership’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) and Rule 158 of the Securities Act.

g. Use of Proceeds. The Partnership will use the Net Proceeds as described in the Prospectus in the section entitled “Use of Proceeds.”

h. Notice of Other Sales. Without the prior written consent of the Agents, the Partnership will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Units (other than the Placement Units offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Units, warrants or any rights to purchase or acquire, Common Units during the period beginning on the date on which any Placement Notice is delivered to an Agent hereunder and ending on the third (3rd) Trading Day immediately following the final Settlement Date with respect to Placement Units sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Units covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Units (other than the Placement Units offered pursuant to this Agreement) or securities convertible into or exchangeable for Common Units, warrants or any rights to purchase or acquire, Common Units prior to the termination of this Agreement; provided, however, that such restrictions will not be required in connection with the Partnership’s issuance or sale of (i) Common Units, options to purchase Common Units, phantom units, restricted units, unit appreciation rights, distribution equivalent rights, or other rights, or Common Units issuable upon the exercise of options, the exercise of unit appreciation rights or the settlement of phantom units or other rights pursuant to any employee or director option or benefits plan, unit ownership plan or distribution reinvestment plan or other equity incentive plan of the Partnership whether now in effect or hereafter implemented; (ii) Common Units issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Partnership available on EDGAR or otherwise in writing to the Agents, (iii) Common Units issued to sellers of assets or entities in connection with acquisitions by the Partnership Entities, (iv) Common Units issued in lieu of cash distributions on the Common Units issued and sold pursuant to the Common Unit Purchase Agreement, dated as of May 19, 2014, by and between the Partnership and American Cemeteries Infrastructure Investors, LLC and (v) Common Units, or securities convertible into or exercisable for Common Units, offered and sold in a privately negotiated transaction to vendors, customers, strategic partners or potential strategic partners or other investors conducted in a manner so as not to be integrated with the offering of Common Units hereby.

i. Change of Circumstances. The Partnership will, at any time during the pendency of a Placement Notice advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document required to be provided to the Agents pursuant to this Agreement.

j. Due Diligence Cooperation. During the term of this Agreement, the Partnership will cooperate with any reasonable due diligence review conducted by the Agents or their representatives in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Partnership’s principal offices, as the Agents may reasonably request.

k. Required Filings Relating to Placement of Placement Units. The Partnership agrees that on such dates as the Securities Act shall require, the Partnership will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act (each and every filing under Rule 424(b), a “Filing Date”), which prospectus supplement will set forth, within the relevant period, the amount of Placement Units sold through each Agent, the Net Proceeds to the Partnership and the compensation payable by the Partnership to each Agent with respect to such Placement Units, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market.

l. Representation Dates; Certificate. Each time during the term of this Agreement that the Partnership:

(i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Placement Units) the Registration Statement or the Prospectus relating to the Placement Units (other than a prospectus supplement filed in accordance with Section 7(k) of this Agreement) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Units;

(ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Form 10-K);

(iii) files its quarterly reports on Form 10-Q under the Exchange Act; or

(iv) files a current report on Form 8-K containing amended financial statements (other than information “furnished” pursuant to Item 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act;

(Each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date.”)

the Partnership shall furnish the Agents (but in the case of clause (iv) above only if the Agents determine that the information contained in such Form 8-K is material) with a certificate, in the form attached hereto as Exhibit 7(1) within five (5) Trading Days. The requirement to provide a certificate under this Section 7(1) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Partnership delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date on which the Partnership files its annual report on Form 10-K. Notwithstanding the foregoing, (i) upon the delivery of the first Placement Notice hereunder and (ii) if the Partnership subsequently decides to sell Placement Units following a Representation Date when the Partnership relied on such waiver and did not provide the Agents with a certificate under this Section 7(1), then before an Agent sells any Placement Units, the Partnership shall provide the Agents with a certificate, in the form attached hereto as Exhibit 7(1), dated the date of the Placement Notice.

m. Legal Opinions. On or prior to the date of the first Placement Notice given hereunder, the Partnership shall cause to be furnished to the Agents written opinions of each of Vinson & Elkins LLP and Blank Rome LLP (“Partnership Counsel”) and a negative assurance letter of Vinson & Elkins LLP, or other counsel reasonably satisfactory to the Agents, in the form attached hereto as Exhibit 7(m)(1) and 7(m)(2), respectively. Thereafter, within five (5) Trading Days of each Representation Date with respect to which the Partnership is obligated to deliver a certificate in the form attached hereto as Exhibit 7(l) for which no waiver is applicable, and not more than once per calendar quarter, the Partnership shall cause to be furnished to the Agents a written letter of Vinson & Elkins LLP providing negative assurance with respect to matters disclosed in the Prospectus as of the Applicable Time; provided that, in lieu of such negative assurance for subsequent periodic filings under the Exchange Act, counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on the negative assurance letter previously delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of the Reliance Letter)

n. Comfort Letter. On or prior to the date of the first Placement Notice given hereunder and within five (5) Trading Days after each subsequent Representation Date, other than pursuant to Section 7(l)(i) or Section (7)(l)(iii), the Partnership shall cause its independent accountants to furnish the Agents a letter (the “Comfort Letter”), dated the date the Comfort Letter is delivered, which shall meet the requirements set forth in this Section 7(n); provided, that if requested by the Agents, the Partnership shall cause a Comfort Letter to be furnished to the Agents within ten (10) Trading Days of such request following the date of occurrence of any restatement of the Partnership’s financial statements. The Comfort Letter from the Partnership’s independent accountants shall be in a form and substance reasonably satisfactory to the Agents, (i) confirming that they are an independent public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

o. Market Activities. The Partnership will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of Common Units or (ii) sell, bid for, or purchase Common Units in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Units other than the Agents; provided, however, that Rule 10b5-1 plans related to Common Units (“10b5-1 Plans”), and transactions effected under 10b5-1 Plans, including 10b5-1 Plans that are in effect as of the date hereof or to be entered into in the future shall not be considered an action or activity prohibited by this Section 7(o).

p. Investment Company Act. The Partnership will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Operating Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act.

q. No Offer to Sell. Other than an Issuer Free Writing Prospectus approved in advance by the Partnership and the Agents in their capacity as agent hereunder pursuant to Section 23, neither the Agents nor the Partnership (including its agents and representatives, other than the Agents in their capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Units hereunder.

r. Sarbanes-Oxley Act. The Partnership will maintain and keep accurate books and records reflecting its assets and maintain internal accounting controls in a manner designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and including those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Partnership, (ii) provide reasonable assurance that transactions are recorded as necessary to permit the preparation of the Partnership’s consolidated financial statements in accordance with GAAP, (iii) that receipts and expenditures of the Partnership are being made only in accordance with management’s and the Partnership’s directors’ authorization, and (iv) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Partnership’s assets that could have a material effect on its financial statements. The Partnership will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act, and the applicable regulations thereunder that are designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Partnership in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Partnership’s management, including its principal executive officer and principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure and to ensure that material information relating to the Partnership or the Operating Subsidiaries is made known to them by others within those entities, particularly during the period in which such periodic reports are being prepared.

8. Representations and Covenants of the Agents. Each Agent, severally and not jointly, represents and warrants that it is duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Units will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required. Each Agent shall continue, for the term of this Agreement, to be duly registered as a broker-dealer under FINRA, the Exchange Act and the applicable statutes and regulations of each state in which the Placement Units will be offered and sold, except such states in which such Agent is exempt from registration or such registration is not otherwise required, during the term of this Agreement. Each Agent shall comply with all applicable law and regulations, including but not limited to Regulation M, in connection with the transactions contemplated by this Agreement, including the issuance and sale through such Agent of the Placement Units.

9. Payment of Expenses. The Partnership will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, filing, including any fees required by the Commission, and printing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto and each Free Writing Prospectus, in such number as the Agents shall deem reasonably necessary, (ii) the printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Units, (iii) the preparation, issuance and delivery of the certificates, if any, for the Placement Units to the Agents, including any unit or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Units to the Agents, (iv) the reasonable fees and disbursements of the counsel, accountants and other advisors to the Partnership, (v) the fees and disbursements of counsel to the Agents (which shall be one outside counsel for all Agents unless otherwise agreed by the Partnership) incurred in connection with the transactions contemplated by this Agreement in an amount not to exceed (A) $50,000 for such incurred on and prior to the date hereof, (B) $15,000 for such incurred with respect to each Representation Date relating to the filing of a Form 10-K and (C) $5,000 for such incurred with respect to each Representation Date relating to the filing of a Form 10-Q, (vi) the fees and expenses of the transfer agent and registrar for the Common Units, (vii) the filing fees incident to any review by FINRA of the terms of the sale of the Placement Units, and (viii) the fees and expenses incurred in connection with the listing of the Placement Units on the Exchange.

10. Conditions to the Agents’ Obligations. The obligations of each Agent hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Partnership herein, to the due performance by the Partnership of its obligations hereunder, to the completion by such Agent of a due diligence review satisfactory to it in its reasonable judgment, and to the continuing satisfaction (or waiver by such Agent in its sole discretion) of the following additional conditions:

a. Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of all Placement Units contemplated to be issued by any Placement Notice.

b. No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Partnership of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Partnership of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Units for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that requires the making of any changes in the Registration Statement, the Prospectus or documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

c. No Misstatement or Material Omission. Such Agent shall not have advised the Partnership that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in such Agent’s reasonable opinion based on advice of counsel is material, or omits to state a fact that in such Agent’s reasonable opinion based on advice of counsel is material and is required to be stated therein or is necessary to make the statements therein not misleading.

d. Material Changes. Except as contemplated in the Prospectus, or disclosed in the Partnership’s reports filed with the Commission, there shall not have been any Material Adverse Effect, or any development that would reasonably be expected to cause a Material Adverse Effect.

e. Legal Opinions. Such Agent shall have received the opinions and negative assurances of Partnership Counsel, as applicable, required to be delivered pursuant Section 7(m) on or before the date on which such delivery of such opinions are required pursuant to Section 7(m).

f. Comfort Letter. Such Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such letter is required pursuant to Section 7(n).

g. Representation Certificate. Such Agent shall have received the certificate required to be delivered pursuant to Section 7(1) on or before the date on which delivery of such certificate is required pursuant to Section 7(1).

h. No Suspension. Trading in the Common Units shall not have been suspended on the Exchange and the Common Units shall not have been delisted from the Exchange.

i. Other Materials. On each date on which the Partnership is required to deliver a certificate pursuant to Section 7(1), the Partnership shall have furnished to such Agent such appropriate further information, certificates and documents as such Agent may reasonably request and which are usually and customarily furnished by an issuer of securities in connection with a securities offering. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Partnership will furnish such Agent with such conformed copies of such opinions, certificates, letters and other documents as such Agent shall reasonably request.

j. Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

k. Approval for Listing. The Placement Units shall either have been approved for listing on the Exchange, subject only to notice of issuance, or the Partnership shall have filed an application for listing of the Placement Units on the Exchange at, or prior to, the issuance of any Placement Notice.

l. No Termination Event. There shall not have occurred any event that would permit such Agent to terminate this Agreement pursuant to Section 13(a).

11. Indemnification and Contribution.

(a) Partnership Indemnification. The Partnership agrees to indemnify and hold harmless each Agent, its partners, members, directors, officers, employees and agents and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim and damage whatsoever and any reasonable and documented expense, as incurred, joint or several, to the extent arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim and damage whatsoever and any reasonable and documented expense, as incurred, joint or several, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 11(d) below) any such settlement is effected with the written consent of the Partnership, which consent shall not unreasonably be delayed or withheld; and

(iii) against any and all documented expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Partnership by such Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto).

(b) Agent Indemnification. Each Agent agrees, severally and not jointly, to indemnify and hold harmless the Partnership, the directors of the General Partner, each of the officers of the General Partner who signed the Registration Statement and each person, if any, who controls the Partnership, and each person, if any, who (i) controls the Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Partnership against any and all loss, liability, claim and damage whatsoever and any reasonable and documented expense, in each case as described in the indemnity contained in Section 11(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information relating to such Agent and furnished to the Partnership in writing by such Agent expressly for use therein.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 11 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 11, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 11 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 11 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly after the indemnifying party receives a written invoice relating to fees, disbursements and other charges in reasonable detail. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 11 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 11 is applicable in accordance with its terms but for any reason is held to be unavailable from the Partnership or an Agent, the Partnership and such Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Partnership from persons other than such Agent, such as persons who control the Partnership within the meaning of the Securities Act or the Exchange Act, officers of the Partnership who signed the Registration Statement and directors of the Partnership, who also may be liable for contribution) to which the Partnership and an Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership on the one hand and such Agent on the other hand. The relative benefits received by the Partnership on the one hand and each

Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Units (before deducting expenses) received by the Partnership bear to the total compensation received by such Agent (before deducting expenses) from the sale of Placement Units on behalf of the Partnership. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Partnership, on the one hand, and such Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership or the applicable Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership and the Agents agree that it would not be just and equitable if contributions pursuant to this Section 11(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 11(d) shall be deemed to include, for the purpose of this Section 11(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 11(c) hereof. Notwithstanding the foregoing provisions of this Section 11(d), no Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11(d), any person who controls a party to this Agreement within the meaning of the Securities Act or the Exchange Act, and any officers, directors, partners, employees or agents of each Agent, will have the same rights to contribution as that party, and each officer and director of the Partnership who signed the Registration Statement will have the same rights to contribution as the Partnership, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 11(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 11(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 11(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 11(c) hereof.

12. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 11 of this Agreement and all representations and warranties of the Partnership herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of any Agent, any controlling persons, or the Partnership (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Units and payment therefor or (iii) any termination of this Agreement.

13. Termination.

a. The Agents may terminate this Agreement, by notice to the Partnership, as hereinafter specified at any time (1) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any Material Adverse Effect, or any development that is reasonably likely to have a Material Adverse Effect or, in the sole judgment of the Agents, is material and adverse and makes it impractical or inadvisable to market the Placement Units or to enforce contracts for the sale of the Placement Units, (2) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Agents, impracticable or inadvisable to market the Placement Units or to enforce contracts for the sale of the Placement Units, (3) if trading in the Common Units has been suspended or limited by the Commission or the Exchange, or if trading generally on the Exchange has been suspended or limited, or minimum prices for trading have been fixed on the Exchange, (4) if any suspension of trading of any securities of the Partnership on any exchange or in the over-the-counter market shall have occurred and be continuing, (5) if a major disruption of securities settlements or clearance services in the United States shall have occurred and be continuing, or (6) if a banking moratorium has been declared by either U.S. Federal or New York authorities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination. If the Agents elect to terminate this Agreement as provided in this Section 13(a), the Agents shall provide the required notice as specified in Section 14 (Notices).

b. (i) The Partnership shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. (ii) If any Agent declines any commercially reasonable placement notice pursuant to Section 2 of this Agreement, then the Partnership shall have the right to terminate this Agreement by giving written notice of termination to the Agents. Any termination pursuant to this Section 13(b)(ii) shall be effective immediately upon a delivery of a termination notice by the Partnership to the Agents. Any termination pursuant to this Section 13(b) shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

c. The Agents shall have the right, by giving ten (10) days notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

d. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Units through the Agents on the terms and subject to the conditions set forth herein except that the provisions of Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) hereof shall remain in full force and effect notwithstanding such termination.

e. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 9 (Payment of Expenses), Section 11 (Indemnification and Contribution), Section 12 (Representations and Agreements to Survive Delivery), Section 18 (Governing Law and Time; Waiver of Jury Trial) and Section 19 (Consent to Jurisdiction) shall remain in full force and effect. Upon termination of this Agreement, the Partnership shall not have any liability to the Agents for any discount, commission or other compensation with respect to any Placement Units not otherwise sold by the Agents under this Agreement.

f. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agents or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Units, such Placement Units shall settle in accordance with the provisions of this Agreement.

14. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the applicable, shall be delivered to:

MLV & Co. LLC

1301 Avenue of the Americas, 43rd Floor

New York, New York 10019

Attention: Legal Department

Telephone: (212) 542-5880

Email: mlvlegal@mlvco.com

FBR Capital Markets & Co.

Capital Markets Department

1300 North 17th Street

Suite 1400

Arlington, VA 22209

Attention: Kathy Innis

Telephone: (212) 542-5880

Email: ecm@fbr.com

Janney Montgomery Scott LLC

1717 Arch Street

Philadelphia, PA 19103

Attention: Legal and Compliance Department

Telephone: (215) 972-5537

Email: capitalmarketscompliance@janney.com

with a copy to:

Andrews Kurth LLP

450 Lexington Avenue, 15th Floor

New York, NY 10017

Attention: Richard Kronthal

Telephone: (212) 850-2833

Email: richardkronthal@andrewskurth.com

and if to the Partnership, shall be delivered to:

StoneMor Parties L.P.

311 Veterans Highway, Suite B

Levittown, PA 19056

Attention: Sean P. McGrath

Telephone: 215-826-2800

Email:

with a copy to:

Vinson & Elkins LLP

666 Fifth Avenue

26th Floor

New York, NY 10103-0040

Attention: Brenda Lenahan

Telephone: 212-237-0133

Email: BLenahan@velaw.com

Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally, by email, or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 14 if sent to the electronic mail address specified by the receiving party under separate cover. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”) which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Partnership and each Agent and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 11 hereof. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party.

16. Adjustments for Unit Splits. The parties acknowledge and agree that all unit-related numbers contained in this Agreement shall be adjusted to take into account any unit consolidation, unit split, unit distribution or similar event effected with respect to the Placement Units.

17. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Partnership and each Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

18. GOVERNING LAW AND TIME; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

19. CONSENT TO JURISDICTION. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH ANY TRANSACTION CONTEMPLATED HEREBY, AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF (CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

20. Use of Information. No Agent may not use any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to advise any party with respect to transactions not expressly approved by the Partnership.

21. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

22. Effect of Headings. The section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

23. Permitted Free Writing Prospectuses.

The Partnership represents, warrants and agrees that, unless it obtains the prior consent of the Agents, and each Agent represents, warrants and agrees that, unless it obtains the prior consent of the Partnership, it has not made and will not make any offer relating to the Placement Units that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Partnership, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit 23 hereto are Permitted Free Writing Prospectuses.

24. Absence of Fiduciary Relationship. The Partnership acknowledges and agrees that:

a. each Agent is acting solely as agent in connection with the public offering of the Placement Units and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Partnership or any of its respective affiliates, unitholders (or other equity holders), creditors or employees or any other party, on the one hand, and any Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not an Agent has advised or is advising the Partnership on other matters, and no Agent has any obligation to the Partnership with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

b. it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

c. no Agent has provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

d. it is aware that each Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership and no Agent has any obligation to disclose such interests and transactions to the Partnership by virtue of any fiduciary, advisory or agency relationship or otherwise; provided that each Agent hereby agrees not to engage in any such transaction that would cause its interests to be in direct conflict with the best interests of the Partnership or that would cause a breach of its covenants and obligations hereunder; and

e. it waives, to the fullest extent permitted by law, any claims it may have against any Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the sale of Placement Units under this Agreement and agrees that no Agent shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Partnership, employees or creditors of Partnership, other than in respect of such Agent’s obligations under this Agreement and to keep information provided by the Partnership to such Agent and such Agent’s counsel confidential to the extent not otherwise publicly-available.

25. Definitions.

As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Placement Units pursuant to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Placement Units that (1) is required to be filed with the Commission by the Partnership, (2) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (3) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Placement Units or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g) under the Securities Act.

“Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 424(b),” “Rule 430B,” and “Rule 433” refer to such rules under the Securities Act.

[Remainder of the page intentionally left blank]

If the foregoing correctly sets forth the understanding between the Partnership and the Agents, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Partnership and the Agents.

Very truly yours,

STONEMOR PARTNERS L.P.

By: StoneMor GP LLC, its general partner

By:	/s/ Sean P. McGrath
Sean P. McGrath
Chief Financial Officer and Secretary

STONEMOR GP LLC

By:	/s/ Sean P. McGrath
Sean P. McGrath
Chief Financial Officer and Secretary

STONEMOR OPERATING LLC

By:	/s/ Sean P. McGrath
Sean P. McGrath
Chief Financial Officer and Secretary

CONFIRMED AND ACCEPTED as of the date first-above written:

MLV & CO. LLC

By:	/s/ Patrice McNicoll
	Name:	Patrice McNicoll
	Title:	Chief Executive Officer

FBR CAPITAL MARKETS & CO.

By:	/s/ Tim Neuhauser
	Name:	Tim Neuhauser
	Title:	Executive Vice President

JANNEY MONTGOMERY SCOTT LLC

By:	/s/ David Lau
	Name:	David Lau
	Title:	Managing Director

SCHEDULE 1

FORM OF PLACEMENT NOTICE

From:	StoneMor Partners L.P.

To:	[ ]

Attention:	[ ]

Subject:	At-the-Market Issuance—Placement Notice

[Ladies and] Gentlemen:

Pursuant to the terms and subject to the conditions contained in the At-the-Market Issuance Sales Agreement between StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor GP LLC, a Delaware limited liability company, StoneMor Operating LLC, a Delaware limited liability company and FBR Capital Markets & Co. (“FBR”), MLV & Co. LLC (“MLV”) and Janney Montgomery Scott LLC (“Janney”), dated November 19, 2015, the Partnership hereby requests that [                    ] sell up to [                    ] of the Partnership’s Common Units, at a minimum market price of $[        ] per Common Unit, during the time period beginning [month, day, time] and ending [month, day, time].

SCHEDULE 2

Compensation

The Partnership shall pay to each Agent in cash, upon each sale of Placement Units pursuant to this Agreement, an amount of up to 3.0% of the gross proceeds from each sale of Placement Units, as agreed to by such Agent and the Partnership from time to time.

SCHEDULE 3

Notice Parties

The Partnership

Lawrence Miller

Sean P. McGrath

FBR Capital Markets & Co.

Kathy Innis

Janey Montgomery Scott LLC

Joseph Reichert

Brian Van der Waag

David Lau

MLV & Co. LLC

Seth Appel

Matthew Feinberg

Ryan Loforte

Patrice McNicoll

Keith Pompliano

With a copy to

SCHEDULE 4

Operating Subsidiary	Entity Type	Jurisdictions of Foreign Qualification
Alleghany Memorial Park LLC	LLC	None
Alleghany Memorial Park Subsidiary, Inc.	Corporation	None
Altavista Memorial Park LLC	LLC	None
Altavista Memorial Park Subsidiary, Inc.	Corporation	None
Arlington Development Company	Corporation	None
Augusta Memorial Park Perpetual Care Company	Corporation	None
Birchlawn Burial Park LLC	LLC	None
Birchlawn Burial Park Subsidiary, Inc.	Corporation	None
Bronswood Cemetery, Inc.	Corporation	None
Cedar Hill Funeral Home, Inc.	Corporation	None
Cemetery Investments LLC	LLC	None
Cemetery Investments Subsidiary, Inc.	Corporation	None
Cemetery Management Services, L.L.C.	LLC	None
Cornerstone Trust Management Services LLC (formerly Cemetery Management Services of Mid Atlantic States, L.L.C.)	LLC	None
Cemetery Management Services of Ohio, L.L.C.	LLC	Ohio
Chapel Hill Associates, Inc.	Corporation	None
Chapel Hill Funeral Home, Inc.	Corporation	None
CMS West LLC	LLC	None
CMS West Subsidiary LLC	LLC	None
Columbia Memorial Park LLC	LLC	None
Columbia Memorial Park Subsidiary, Inc.	Corporation	None
Cornerstone Family Insurance Services, Inc.	Corporation	Alabama, Arkansas, California, Idaho, Indiana, Kentucky, Maryland, Montana, New York, North Carolina, Pennsylvania, South Carolina, Virginia
Cornerstone Family Services of New Jersey, Inc.	Corporation	None
Cornerstone Family Services of West Virginia LLC	LLC	None
Cornerstone Family Services of West Virginia Subsidiary, Inc.	Corporation	None
Cornerstone Funeral and Cremation Services LLC	LLC	Ohio
Covenant Acquisition LLC	LLC	None
Covenant Acquisition Subsidiary, Inc.	Corporation	None

Covington Memorial Funeral Home, Inc.	Corporation	None
Covington Memorial Gardens, Inc.	Corporation	None
Eloise B. Kyper Funeral Home, Inc.	Corporation	None
Forest Lawn Gardens, Inc.	Corporation	None
Forest Lawn Memorial Chapel, Inc.	Corporation	None
Forest Lawn Memory Gardens, Inc.	Corporation	None
Glen Haven Memorial Park LLC	LLC	Maryland
Glen Haven Memorial Park Subsidiary, Inc.	Corporation	None
Henlopen Memorial Park LLC	LLC	None
Henlopen Memorial Park Subsidiary LLC	LLC	None
Henry Memorial Park LLC	LLC	None
Henry Memorial Park Subsidiary, Inc.	Corporation	None
Juniata Memorial Park LLC	LLC	None
Kirk & Nice, Inc.	Corporation	None
Kirk & Nice Suburban Chapel, Inc.	Corporation	None
KIRIS LLC	LLC	None
KIRIS Subsidiary, Inc.	Corporation	None
Lakewood/Hamilton Cemetery LLC	LLC	None
Lakewood/Hamilton Cemetery Subsidiary, Inc.	Corporation	None
Lakewood Memory Gardens South LLC	LLC	None
Lakewood Memory Gardens South Subsidiary, Inc.	Corporation	None
Laurel Hill Memorial Park LLC	LLC	None
Laurel Hill Memorial Park Subsidiary, Inc.	Corporation	None
Laurelwood Holding Company	Corporation	None
Legacy Estates, Inc.	Corporation	None
Loewen [Virginia] LLC	LLC	None
Loewen [Virginia] Subsidiary, Inc.	Corporation	None
Lorraine Park Cemetery LLC	LLC	Maryland
Lorraine Park Cemetery Subsidiary, Inc.	Corporation	None
Modern Park Development LLC	LLC	None
Modern Park Development Subsidiary, Inc.	Corporation	None
Oak Hill Cemetery LLC	LLC	None
Oak Hill Cemetery Subsidiary, Inc.	Corporation	None
Osiris Holding Finance Company	Corporation	Pennsylvania
Osiris Holding of Maryland LLC	LLC	Maryland
Osiris Holding of Maryland Subsidiary, Inc.	Corporation	None
Osiris Holding of Pennsylvania LLC	LLC	None
Osiris Holding of Rhode Island LLC	LLC	None
Osiris Holding of Rhode Island Subsidiary, Inc.	Corporation	None
Osiris Management, Inc.	Corporation	None
Osiris Telemarketing Corp.	Corporation	None
Perpetual Gardens.Com, Inc.	Corporation	None
Plymouth Warehouse Facilities LLC	LLC	Michigan

Prince George Cemetery Corporation	Corporation	None
PVD Acquisitions LLC	LLC	None
PVD Acquisitions Subsidiary, Inc.	Corporation	None
Rockbridge Memorial Gardens LLC	LLC	None
Rockbridge Memorial Gardens Subsidiary Company	Corporation	None
Rolling Green Memorial Park LLC	LLC	None
Rose Lawn Cemeteries LLC	LLC	None
Rose Lawn Cemeteries Subsidiary, Incorporated	Corporation	None
Roselawn Development LLC	LLC	None
Roselawn Development Subsidiary Corporation	Corporation	None
Russell Memorial Cemetery LLC	LLC	None
Russell Memorial Cemetery Subsidiary, Inc.	Corporation	None
Shenandoah Memorial Park LLC	LLC	None
Shenandoah Memorial Park Subsidiary, Inc.	Corporation	None
Sierra View Memorial Park	Corporation	None
Southern Memorial Sales LLC	LLC	None
Southern Memorial Sales Subsidiary, Inc.	Corporation	None
Springhill Memory Gardens LLC	LLC	None
Springhill Memory Gardens Subsidiary, Inc.	Corporation	None
Star City Memorial Sales LLC	LLC	None
Star City Memorial Sales Subsidiary, Inc.	Corporation	None
Stephen R. Haky Funeral Home, Inc.	Corporation	None
Stitham LLC	LLC	None
Stitham Subsidiary, Incorporated	Corporation	None
StoneMor Alabama LLC	LLC	None
StoneMor Alabama Subsidiary, Inc.	Corporation	None
StoneMor Arkansas Subsidiary LLC	LLC	None
StoneMor California, Inc.	Corporation	None
StoneMor California Subsidiary, Inc.	Corporation	None
StoneMor Cemetery Products LLC	LLC	Maryland, Ohio
StoneMor Colorado LLC	LLC	None
StoneMor Colorado Subsidiary LLC	LLC	None
StoneMor Florida LLC	LLC	None
StoneMor Florida Subsidiary LLC	LLC	None
StoneMor Georgia LLC	LLC	None
StoneMor Georgia Subsidiary, Inc.	Corporation	None
StoneMor Hawaii LLC	LLC	None
StoneMor Hawaiian Joint Venture Group LLC	LLC	None
StoneMor Hawaii Subsidiary, Inc.	Corporation	None
StoneMor Holding of Pennsylvania LLC	LLC	None
StoneMor Illinois LLC	LLC	None
StoneMor Illinois Subsidiary LLC	LLC	None

StoneMor Indiana LLC	LLC	None
StoneMor Indiana Subsidiary LLC	LLC	None
StoneMor Iowa LLC	LLC	None
StoneMor Iowa Subsidiary LLC	LLC	None
StoneMor Kansas LLC	LLC	None
StoneMor Kansas Subsidiary LLC	LLC	None
StoneMor Kentucky LLC	LLC	None
StoneMor Kentucky Subsidiary LLC	LLC	None
StoneMor Michigan LLC	LLC	None
StoneMor Michigan Subsidiary LLC	LLC	None
StoneMor Mississippi LLC	LLC	None
StoneMor Mississippi Subsidiary LLC	LLC	None
StoneMor Missouri LLC	LLC	None
StoneMor Missouri Subsidiary LLC	LLC	None
StoneMor North Carolina LLC	LLC	None
StoneMor North Carolina Funeral Services, Inc.	Corporation	None
StoneMor North Carolina Subsidiary LLC	LLC	None
StoneMor Ohio LLC	LLC	None
StoneMor Ohio Subsidiary, Inc.	Corporation	None
StoneMor Oklahoma LLC	LLC	None
StoneMor Oklahoma Subsidiary LLC	LLC	None
StoneMor Oregon LLC	LLC	None
StoneMor Oregon Subsidiary LLC	LLC	None
StoneMor Pennsylvania LLC	LLC	None
StoneMor Pennsylvania Subsidiary LLC	LLC	None
StoneMor Puerto Rico LLC	LLC	None
StoneMor Puerto Rico Cemetery And Funeral, Inc.	Corporation	None
StoneMor Puerto Rico Subsidiary LLC	LLC	None
StoneMor South Carolina LLC	LLC	None
StoneMor South Carolina Subsidiary LLC	LLC	None
StoneMor Tennessee Subsidiary, Inc.	Corporation	None
StoneMor Washington, Inc.	Corporation	None
StoneMor Washington Subsidiary LLC	LLC	None
Sunset Memorial Gardens LLC	LLC	None
Sunset Memorial Gardens Subsidiary, Inc.	Corporation	None
Sunset Memorial Park LLC	LLC	None
Sunset Memorial Park Subsidiary, Inc.	Corporation	None
Temple Hill LLC	LLC	None
Temple Hill Subsidiary Corporation	Corporation	None
The Valhalla Cemetery Company LLC	LLC	None
The Valhalla Cemetery Subsidiary Corporation	Corporation	None
Tioga County Memorial Gardens LLC	LLC	None
Virginia Memorial Service LLC	LLC	None

Virginia Memorial Service Subsidiary Corporation	Corporation	None
WNCI LLC	LLC	Maryland
W N C Subsidiary, Inc.	Corporation	None
Wicomico Memorial Parks LLC	LLC	None
Wicomico Memorial Parks Subsidiary, Inc.	Corporation	None
Willowbrook Management Corp.	Corporation	None
Woodlawn Memorial Park Subsidiary LLC	LLC	None

SCHEDULE 5

Bethel Cemetery Association	Non-profit Corporation
Beth Israel Cemetery Association of Woodbridge, New Jersey	Non-profit Corporation
Clover Leaf Park Cemetery Association	Non-profit Corporation
Crown Hill Cemetery Association	Non-profit Corporation
Highland Memorial Park, Inc.	Non-profit Corporation
Hillside Memorial Park Association, Inc.	Non-profit Corporation
Kingwood Memorial Park Association	Non-profit Corporation
Locustwood Cemetery Association	Non-profit Corporation
Northlawn Memorial Gardens	Non-profit Corporation
Ohio Cemetery Holdings, Inc.	Non-profit Corporation

EXHIBIT 7(1)

Form of Representation Date Certificate

This Representation Date Certificate (this “Certificate”) is executed and delivered in connection with Section 7(1) of the At-the-Market Issuance Sales Agreement (the “Agreement”), between StoneMor Partners L.P., a Delaware limited partnership (the “Partnership”), StoneMor GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), StoneMor Operating LLC, a Delaware limited liability company, and FBR Capital Markets & Co. (“FBR”), MLV & Co. LLC (“MLV”) and Janney Montgomery Scott LLC (“Janney”), dated November 19, 2015. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Agreement.

Each of the undersigned hereby certifies, in his capacity as an officer of the General Partner, as follows:

1. As of the date of this Certificate (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) neither the Registration Statement nor the Prospectus contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading for (i) and (ii) of this paragraph 1 to be true.

2. Each of the representations and warranties of the Partnership contained in the Agreement were, when originally made, and are, as of the date of this Certificate, true and correct in all material respects, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date.

3. Except as waived by the Agents in writing, each of the covenants required to be performed by the Partnership in the Agreement on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement, has been duly, timely and fully performed in all material respects and each condition required to be complied with by the Partnership on or prior to the date of the Agreement, this Representation Date, and each such other date prior to the date hereof as set forth in the Agreement has been duly, timely and fully complied with in all material respects.

4. Subsequent to the date of the most recent financial statements in the Prospectus, and except as described in the Prospectus, including Incorporated Documents, there has been no Material Adverse Effect.

5. No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued, and, to the Partnership’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened by any securities or other governmental authority (including, without limitation, the Commission).

6. No order suspending the effectiveness of the Registration Statement or the qualification or registration of the Placement Units under the securities or Blue Sky laws of any jurisdiction are in effect and no proceeding for such purpose is pending before, or threatened, to the Partnership’s knowledge or in writing by, any securities or other governmental authority (including, without limitation, the Commission).

The undersigned has executed this Officer’s Certificate as of the date first written above.

StoneMor Partners L.P.

By: StoneMor GP LLC, its general partner

By:

Name:

Title:

EXHIBIT 7(m)(1)

Form of Legal Opinion — Vinson & Elkins LLP

EXHIBIT 7(m)(2)

Form of Legal Opinion — Blank Rome LLP

EXHIBIT 23

Permitted Issuer Free Writing Prospectuses

None